Exhibit 99.1
LL&E Royalty Trust Announces Delay in Filing Annual Report on Form 10-K for the Year Ended December 31, 2008
LL&E ROYALTY TRUST
The Bank of New York Mellon Trust Company, N.A.,
Trustee

NEWS RELEASE
FOR IMMEDIATE RELEASE
     AUSTIN, TEXAS April 21, 2009 — As previously disclosed by LL&E Royalty Trust (the “Trust”) in its Notification on Form 12b-25 filed with the Securities and Exchange Commission on April 1, 2009, the Trust was not able to file its Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”) in a timely manner, as it required additional information from one of the working interest owners in order to enable the completion of the annual reserve report. The Trustee is continuing work to obtain the necessary information, obtain the annual reserve report, and complete the Form 10-K. The Trust will file the 2008 Form 10-K as soon as the work, including the completion of the reserve report and the audit of the Trust’s financial statements for the year ended December 31, 2008, is finished.
Contact:	LL&E Royalty Trust The Bank of New York Mellon Trust Company, N.A., as Trustee Mike Ulrich 1(800) 852-1422